Consent of Independent Public Accountants
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As independent public accountants, we hereby consent to the incorporation of our report included in this Form 11-K into The Genlyte Group Incorporated's previously filed Registration Statement (File No. 33-27190) and the Genlyte Thomas Consolidated Thrift Savings Plan for Hourly Employees previously filed Registration Statement (File No. 333-30066).






Louisville, Kentucky
     June 28, 2001